EXHIBIT 99.1

January 22, 2025

Innovative Payment Solutions, Inc.

William Corbet, CEO

56B 5th Street

Carmel by the Sea, CA 93921

Subject: Mutual Agreement to Cancel Merger

Dear Mr. Corbett,

This letter confirms the mutual agreement of Business Warrior Corporation (“BZWR”) and Innovative Payment Solutions, Inc. (“IPSI”), to terminate the Agreement and Plan of Merger dated July 28, 2024 between BZWR and IPSI (the “Merger”).

This decision reflects our shared understanding and agreement that discontinuing the Merger is in the best interest of both parties. By signing below, both BZWR and IPSI acknowledge the termination of the Merger, and no further obligations or liabilities will be owed by either party as a result of this termination.

We appreciate the efforts and collaboration invested throughout this process and look forward to exploring opportunities for future cooperation.

If you have any questions or require further clarification, please do not hesitate to contact us directly.

Sincerely,

/s/ Rhett Doolittle                                        1/22/2025

Rhett Doolittle

Chairman & CEO

Business Warrior Corporation

Read, accepted and agreed:

Innovative Payment Solutions, Inc.

By:	/s/ William Corbett
Name:	William Corbett
Title:	CEO